Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of SunCoke Energy, Inc. (the “Company”) hereby constitutes and appoints Frederick A. Henderson and Michael J. Thomson and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 with respect to the registration under the Securities Act of 1933 (as amended, the “Securities Act”) of an offering of common stock of the Company, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Name and Title	Date

/s/ FREDERICK A. HENDERSON Frederick A. Henderson	Chief Executive Officer and Chairman (Principal Executive Officer and Principal Financial Officer)	March 16, 2011

/s/ FAY WEST Fay West	Vice President and Controller (Principal Accounting Officer)	March 16, 2011

/s/ STACY L. FOX Stacy L. Fox	Director	March 16, 2011

/s/ BRIAN MACDONALD Brian MacDonald	Director	March 16, 2011